Exhibit 99.3

Randa - FAQs

Q.	What is the proposed transaction?

A.	The proposed transaction is the acquisition by Randa Accessories of Swank by means of a merger agreement. If the proposed merger agreement is approved by Swank’s stockholders, and the other closing conditions under the merger agreement have been met, Randa Accessories will become the owner of Swank. Randa will be paying $10.00 per share for each Swank share, or approximately $57.5 million for the company.

Q.	Why is the proposed transaction referred to as a merger?

A.	Formally, Randa Accessories will acquire Swank by merging Swank with a company formed by Randa Accessories. The company owned by Randa Accessories will then own all of the shares of Swank. Through this company, Randa Accessories will control Swank and Swank will become a subsidiary of Randa Accessories.

Q.	How are we paying for Swank?

A.	We have a commitment from J.P. Morgan Chase to provide financing for the acquisition. We will use a combination of our own funds and this financing.

Q.	Who is Swank?

A.	Swank is engaged in the importation, sale and distribution of men’s and women’s belts and men’s leather accessories, suspenders, and jewelry. Swank distributes its products to retail outlets throughout the United States and in numerous foreign countries. These products are distributed under the names “Kenneth Cole”, “Tommy Hilfiger”, “Nautica”, “Geoffrey Beene”, “Claiborne”, “Guess?”, “Tumi”, “Buffalo David Bitton”, “Chaps”, “Donald Trump”, “Pierre Cardin”, “US Polo Association”, and “Swank”. Swank also distributes men’s jewelry and leather items to retailers under private labels.

Q.	Is Swank a publicly-traded company?

A.	Yes. Swank has been a publicly traded company for many years.

Q.	Will the management team at Randa Accessories change?

A.	There will be no management changes at Randa Accessories.

Q.	Will the management team and operations at Swank remain the same?

A.	We do not anticipate any management changes at Swank at this time. John Tulin will continue as Swank’s Chairman and Chief Executive Officer and Rick Luft will continue as President.

Q.	When do you expect the sale to become final?

A.	We are working towards completing the merger as soon as possible. Assuming Swank’s stockholders approve the merger agreement, and the other conditions in the merger agreement are satisfied or waived, we believe that the merger will be consummated in the second calendar quarter of 2012.

Q.	What happens if the sale does not become final?

A.	If the merger agreement is not adopted by Swank’s stockholders, or if the merger is not completed for any other reason, we will not acquire ownership of Swank.

Q.	Why is Randa acquiring Swank?

A.	Randa continually invests in its future and its ability to provide greater value to its retail partners, brand partners and employees. In a market of consolidated retailers the best vendors are those with greater reach and scale. Swank’s products, brands and employees align and add value to those of Randa.

Q.	Is there more information available about the proposed transaction?

A.	Within 15 days, Swank will file with the Securities and Exchange Commission proxy materials for a meeting of its stockholders to approve the transaction. Those materials, which will contain additional information about the transaction, will be available through the SEC’s website.

Q.	How should I handle any inquiries regarding this transaction?

A.	All inquiries should be referred to David J. Katz, SVP & Chief Marketing Officer.

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THIS DOCUMENT CONTAINS ONLY A BRIEF DESCRIPTION OF THE PROPOSED TRANSACTION. IT IS NOT A REQUEST FOR OR SOLICITATION OF A PROXY OR AN OFFER TO ACQUIRE ANY SHARES OF THE COMMON STOCK OF SWANK. IN CONNECTION WITH THE PROPOSED ACQUISITION, SWANK INTENDS TO FILE A PROXY STATEMENT ON SCHEDULE 14A AND OTHER RELEVANT MATERIALS WITH THE SECURITIES AND EXCHANGE COMMISSION, OR SEC. STOCKHOLDERS OF SWANK ARE URGED TO READ SWANK’S PROXY STATEMENT AND ALL OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. A DEFINITIVE PROXY STATEMENT WILL BE SENT TO SWANK’S STOCKHOLDERS SEEKING THEIR APPROVAL OF THE PROPOSED TRANSACTION. SWANK’S STOCKHOLDERS WILL BE ABLE TO OBTAIN THESE DOCUMENTS (WHEN AVAILABLE) FREE OF CHARGE AT THE SEC’S WEB SITE, HTTP://WWW.SEC.GOV. IN ADDITION, THEY MAY OBTAIN FREE COPIES OF THESE BY CONTACTING SWANK’S SECRETARY, JEROLD R. KASSNER, AT 656 JOSEPH WARNER BOULEVARD, TAUNTON, MASSACHUSETTS 02780, TELEPHONE: (508) 977-4453. SWANK’S STOCKHOLDERS ALSO MAY READ AND COPY ANY REPORTS, STATEMENTS AND OTHER

INFORMATION FILED WITH THE SEC AT THE SEC PUBLIC REFERENCE ROOM AT 100 F STREET, N.E., WASHINGTON, D.C. 20549. PLEASE CALL THE SEC AT 1-800-SEC-0330 OR VISIT THE SEC’S WEBSITE FOR FURTHER INFORMATION ON ITS PUBLIC REFERENCE ROOM.

SWANK, ITS DIRECTORS AND EXECUTIVE OFFICERS MAY BE DEEMED TO BE PARTICIPANTS IN THE FORTHCOMING SOLICITATION OF PROXIES FROM THE HOLDERS OF SWANK COMMON STOCK IN CONNECTION WITH THE PROPOSED TRANSACTION. A LIST OF THE NAMES AND OTHER INFORMATION REGARDING THE DIRECTORS AND EXECUTIVE OFFICERS OF SWANK IS AVAILABLE IN SWANK’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2010, FILED WITH THE SEC ON MARCH 31, 2011, AMENDMENT NO. 1 ON FORM 10-K/A, FILED WITH THE SEC ON MAY 13, 2011, AND SWANK’S DEFINITIVE PROXY STATEMENT FOR ITS 2011 ANNUAL MEETING OF STOCKHOLDERS FILED WITH THE SEC ON JULY 15, 2011. ADDITIONAL INFORMATION REGARDING THE INTERESTS OF SUCH POTENTIAL PARTICIPANTS WILL BE INCLUDED IN THE PROXY STATEMENT AND THE OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE.

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Forward Looking Statements

Note: This document may contain forward-looking statements that are being made pursuant to the Private Securities Litigation Reform Act of 1995, which provides a “safe harbor” for forward-looking statements to encourage companies to provide prospective information so long as those statements are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those discussed in the statement. Forward-looking statements are subject to a number of known and unknown risks and uncertainties that could cause actual results, performance or achievements to differ materially from those described or implied in the forward-looking statements, including, but not limited to, general economic and business conditions; competition in the accessories markets, potential changes in customer spending; acceptance of product offerings and designs; the variability of consumer spending resulting from changes in domestic economic activity; any significant variations between actual amounts and the amounts estimated for those matters identified as critical accounting estimates, as well as other significant accounting estimates made in the preparation of financial statements; as well as geopolitical concerns. Accordingly, actual results may differ materially from such forward-looking statements. You are urged to consider all such factors. Any forward-looking statements relating to the transaction discussed above are based on our current expectations, assumptions, estimates and projections and involve significant risks and uncertainties, including the many variables that may impact or are related to consummation of the transaction, SEC regulatory review of our filings related to the transaction, tax matters related to the retirement plan and the transaction; and retention of certain key employees of Swank. Swank and Randa assume no obligation for updating any such forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements.